EXHIBIT 99

AMERICANWEST BANCORPORATION

and Subsidiaries

CODE OF ETHICS & BUSINESS CONDUCT

I. CORPORATE PHILOSOPY

A bank’s reputation, prestige, and standing in the community are primarily determined by the appearance, conduct and ethical standards of its directors, Senior Financial Officers1 and all other employees. AmericanWest Bancorporation and its subsidiaries (the “Corporation,” “Company,” “ We,” or “Us”) recognize this very important aspect of banking and strive for the best reputation and the highest standing of any bank in our marketplace. Careful observance of legal regulations and a scrupulous regard for high standards of conduct and integrity are the responsibility of each employee.

The Corporation has no intention of attempting to control the private lives of employees. However, because banking is a business that is based upon public acceptance, employees must consistently demonstrate the qualities that will create confidence in them as individuals and as representatives of the Corporation, whether at the office or at a social function. Therefore, each officer and employee must conduct his or her personal affairs so that there is no opportunity for unfavorable reflection upon the Corporation, express or implied.

The purpose of this Code of Ethics & Business Conduct (hereinafter referred to as either “Code of Ethics” or “Code of Conduct”) is to strengthen the Corporation’s ethical climate and to provide basic guidelines for situations in which ethical issues arise. We strive to do business with customers, vendors and suppliers of sound business character and reputation, and actively support the principle of “know your customer.” We do not knowingly support any organization or individual who espouse practices in violation of settled law, such as money laundering or tax evasion. It is the Corporation’s policy to comply with all applicable laws. No director, officer, executive or manager of the Corporation has authority to violate any law or to direct another employee or any other person to violate any law on behalf of the Corporation.

Each employee and non-employee director of the Company is, and will be held, responsible for the observance of this Code of Conduct. Employees should direct any questions about any aspect of this Code of Conduct to their immediate supervisors, the Human Resources Director, the Compliance Officer, or the Chief Internal Auditor. Any waivers of this Code of Conduct for Senior Financial Officers or Directors must be approved by the Board of Directors and promptly reported with the appropriate SEC filing. If an employee becomes aware that another employee has violated this Code of Conduct, s/he must report it in accordance with procedures set forth in Section IV below. No one has the authority to retaliate against an employee who reports a possible violation. Failure to comply with any of the provisions of this Code of Conduct subjects the employee to corrective action, which may include termination.

1 Defined as all Regulation O executive officers along with the Chief Executive Officer (CEO), Chief Financial Officer (CFO), or any person serving in an equivalent position regardless of whether or not they are designated as executive officers for Regulation O purposes.

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II. POLICIES AND PRACTICES

A. Conflicts of Interest.

Employees are expected to conduct their private business and personal activities in a manner that avoids conflict with the interest of the Corporation and/or its customers, vendors and suppliers. A conflict of interest may be defined as any situation in which an employee’s loyalties are divided between business interests that, at least to some degree, are mutually incompatible. A conflict also includes involvement in outside interests that would or might conflict with the employee’s duty to the Corporation or that might adversely affect the employee’s judgment in working within his/her responsibilities.

Potential Conflicts of Interest and Waivers

An employee should first contact his or her supervisor if there are concerns whether an activity may be considered a conflict of interest. If then unable to determine the existence of a conflict or an appropriate resolution, please contact the Human Resources Department, which will make the determination and provide a means for resolution. In any case where a waiver of the conflict or potential conflict is granted, it shall be documented and retained in the employee’s personnel file along with the reasons for granting the waiver. An annual report shall be made to the Board of Directors regarding the number and nature of conflict waivers granted.

Should a Director or Senior Financial Officer have a question whether a conflict of interest exists, the Board of Directors shall make the determination, and may provide solutions to resolve any such conflict. The affected person may not participate in any vote regarding the determination of a conflict or appropriate resolution. Should a conflict of interest exist, the Board of Directors may waive the conflict, if in the exercise of its judgment it determines that the conflict of interest is not material to the interests of the Company or its shareholders. Should a conflict of interest be waived, the nature of the waiver, the person granted the waiver, and the date of the waiver shall be promptly reported in accordance with applicable laws, rules or regulations.

A bank officer or employee should not represent the bank in any transaction in which he or she has any material connection or substantial financial interest. Specifically, a material connection includes the involvement of any family member or anyone residing with the employee or officer regardless of relationship. Family members include spouse, son, daughter, sibling, parent, grandparent, or grandchild, whether the relationship was obtained through birth, adoption, or marriage (e.g., “in-law” or “step” relationships). By extension, other relatives and close personal friends may also provide the potential of a similar conflict of interest. This policy includes, but is not limited to, approval of bank overdrafts; authorizing or accepting checks on uncollected funds; and waiving of bank charges, late charges, or other normal fees. It also includes making loans, waiving financial statements, or any similar type of activity.

A bank officer or employee should not accept a directorship of another corporation without approval of the Company President. Charitable and nonprofit organizations are exceptions to this general policy.

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1. Gifts, Fees, Legacies & Loans

The Company’s aim is to deter givers of gifts from seeking or receiving special favors from Company employees. Accepting any gift of more than nominal value or entertainment that is more than a routine social amenity can appear to be an attempt to influence the recipient into favoring a particular customer, vendor, consultant or the like. To avoid the reality and the appearance of improper relations with current or prospective customers, vendors and consultants, employees should observe the following:

•	An officer or employee may not accept a loan from a bank customer or supplier. This prohibition does not apply to loans from banks or other financial institutions on customary terms to finance proper credit needs such as home mortgage and consumer credit loans.

•	An officer or employee may not receive anything of value for making a loan.

•	An officer or employee may not accept a fee for performance of any act that the bank could have performed.

•	It is improper for an employee to accept a gift from a customer, a supplier, or from any other person or business seeking to establish a business or supplier relationship with this bank. This prohibition does not apply to gifts from relatives, food or entertainment at a luncheon or business meeting, advertising or promotional materials of nominal value, awards by civic or charitable organizations, or gifts of nominal value on special occasions, such as Christmas. Nominal value is a value that would be within the ability of the officer to reciprocate on a personal basis or with legitimate claim for reimbursement under similar circumstances. Gifts worth $100 or less will be deemed to be nominal for most employees. However, such gifts should not be cash or securities.

•	An officer or employee should not sell anything to a customer at a value in excess of its worth, nor should he or she purchase anything from a customer at a value below its worth.

•	An officer or employee should refuse any legacy or bequest from a customer unless the customer is a close relative. Similarly, no employee should serve personally as executor, trustee, or guardian of an estate or trust of a bank customer except when the customer is a close relative of the employee.

•	A staff member may not do indirectly what he or she is prohibited from doing directly, to include but not limited to arranging to have a member of his or her family accept a gift from a customer.

•	An employee of the bank should decline any gift that has even the slightest implication of influence on future business dealings.

•	Normal business entertainment such as lunch, dinner, theater, a sporting event, and the like, is appropriate if of a reasonable nature and in the course of a meeting or another occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations. Employees should report such entertainment (in advance, if practical) to their supervisors if the value of any such business entertainment is expected to exceed more than a nominal value. No employee may accept tickets or invitations to entertainment worth more than a nominal value when the prospective host will not be present at the event with the employee.

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2. Outside Activities / Employment

No employee is to have a “free-lance” or “moonlighting” activity that will materially encroach on the time or attention which should be devoted to the employee’s duties; adversely affect the quality of work performed; compete with the Company’s activities; imply sponsorship or support by the Company of the outside employment or organization; or adversely affect the good name of the Company. All free-lance or moonlighting activities require the prior written approval of the employee’s supervisor. Employees who free-lance or moonlight may not use Company time, facilities, resources, or supplies for such work.

Acceptance of outside employment, and participation in the affairs of outside for-profit organizations or of non-profit organizations that compete directly with for-profit companies (e.g., credit unions, health insurers, etc.), must be reported to the employee’s immediate supervisor prior to participation, and must be approved in writing. Approval for such activities will usually be granted unless such employment or activity is not consistent with the best interests of the bank. Specific types of outside activities that raise conflict-of-interest questions include:

•	Employment by a company that is competitive with the bank

•	Preparation of audited statements to be presented to the bank to secure a loan

•	Publication of books or articles for a fee

•	Rendering investment counsel based on information, reports, or analyses prepared for or by the bank

•	Rendering accounting services

•	Drawing wills or practicing law

•	Use of bank equipment, supplies, or facilities

•	Performing a service that the bank itself could perform

The growth and progress of our Company is dependent upon the growth and progress of our communities. Management encourages employees to take a role in support of civic and community projects that make our cities a better place to live and work. The bank is proud to have staff members involved in such endeavors. Community involvement during work hours requires prior approval to allow your supervisor sufficient time to arrange for coverage of your duties if necessary.

3. Investments

The following guidelines apply to investments by bank personnel:

•	It is improper for an employee to invest in a bank customer’s business unless the interest is acquired through an organized exchange, and the employee has no access to inside information. Interim non-public financial statements and related schedules are considered inside information.

•	It is improper for a bank officer or employee to subscribe to new issues of stock in a bank customer’s business.

•	Major exchanges require that members avoid handling the speculative accounts of bank-employed persons without the written consent of the employer. Speculative investments such as margin buying, short accounts, puts, calls, or combinations are discouraged.

•	Bank employees may not invest in a customer’s business or enable others to do so as a result of material inside information. (See also Securities Laws below.)

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•	There are no restrictions on employees or officers investing in U.S. government securities, municipal bonds, or mutual funds.

4. Use of Company Property and Information

All employees are responsible for the proper use of the Company’s physical resources and property, as well as its proprietary and confidential information. Except as otherwise prohibited by this Code of Ethics or by an employee’s supervisor, reasonable incidental use of a Company telephone, computer or other equipment is permitted.

Theft and Other Dishonest or Fraudulent Acts

Dishonest and fraudulent acts are unacceptable to the company, customers, employees and stockholders. When an employee is found to have committed a dishonest or fraudulent act the company is required to report the act promptly to the bonding company, and the appropriate law enforcement and regulatory agencies.

Such acts include, but are not limited to:

•	Misappropriation of money, documents, equipment, intellectual property, or other property, whether owned by the Company, its employees, customers, vendors or suppliers;

•	Deliberate misrouting of checks to delay payment;

•	Incorrect posting of accounts to favor one’s self or another’s account;

•	Arranging an otherwise legitimate loan the proceeds of which were returned to the officer;

•	Making false entries, records, or reports, including (but not limited to) publicly available reports of financial or other information.

•	Approving one’s own overdrafts or fee waivers.

•	Posting transactions to one’s own account.

•	Paying or accepting bribes or kickbacks – funds for assisting in obtaining business or securing special concessions from the Company.

•	Steering a customer to an inappropriate or unnecessary product to receive sales credit.

•	Manipulating and/or misrepresenting sales or sales reporting in an attempt to receive compensation or to meet sales goals, such as reclassifying or transferring existing business, or supplementing standard discounts or customer incentives with personal funds

•	Attempting to commit any such dishonest, fraudulent or criminal act.

Directors or employees who become aware of dishonest and fraudulent acts by other directors or employees must report such matters. Failure to disclose known dishonest and fraudulent acts can classify a person as an accessory to the wrongdoing.

Solicitation

Company property, facilities or physical resources may not be used for solicitation or distribution activities which are not related to an employee’s services to the Company, except for charitable activities that have been approved in writing in advance by the branch or department manager. It is Company policy not to permit solicitations during banking hours by non-employees. When employee solicitations are permitted, in order to maintain the necessary order and cleanliness of our bank, literature or other written material may only be distributed in break / lunch work areas and during authorized break periods.

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Information Confidentiality

Information confidentiality is the responsibility of all employees. Confidential information may include details or plans regarding operations and finances, customer identities and accounts, new products or services, advertising programs, market expansion, acquisitions or divestitures, computer software and systems, and other proprietary information considered to be valuable assets. The intent of this policy is to ensure the confidentiality, availability and integrity of information and to reduce the risk of information loss and the risk of liability in the event of accidental or intentional disclosure or destruction. A staff member may not disclose confidential information about one customer to another customer or to any other outside party without a legitimate business purpose and first obtaining an appropriate confidentiality agreement from the party to receive the information, or except as required by law. Disclosure to other bank employees should be kept to a minimum and on a need-to-know basis. Idle gossip about customers’ financial affairs among bank employees is strictly prohibited. Confidential information acquired through the course of employment about the bank and its customers and suppliers is to be used solely for banking purposes and not as a basis for furthering a private interest or as a means of making a profit.

All files, records and reports acquired or created in the course of employment are the property of the Company. Originals or copies of such documents may be removed from the Company’s offices for the sole purpose of performing the employee’s duties to the Company and must be returned at any time upon request. Employees must also abide by the provisions of the Company’s Safeguarding Customer Information Policy and related procedures.

Intellectual Property

Trademarks and service marks are important business tools and valuable assets which require care in their use and treatment. No employee may negotiate or enter into any agreement respecting the Company’s trademarks, service marks or logos without first consulting the Chief Administrative Officer. The Company also respects the trademark rights of others, so any proposed name of a new product or service must be appropriately screened to avoid infringement prior to its adoption and use. Use of another company’s trademark or service mark, to ensure proper use, must be agreed to by that company.

Employees must avoid the unauthorized use of copyrighted materials of others and obtain appropriate permissions to further use, copy or distribute copyrighted materials. Simply because material is available for copying or downloading does not mean it is automatically permissible to copy or re-circulate (e.g., by email or intranet posting). Authorized copies of distributed works must bear the prescribed copyright notice.

The Company is legally entitled to all rights in ideas, inventions or other works of authorship relating to its business that are made by employees during the scope of their employment or using the resources of the Company (“Employee Developments”). To document the Company’s ownership and/or to obtain legal protection of Employee Developments, employees may be required to execute any necessary documentation to transfer any such Employee Developments to the Company.

When writing personal letters or articles to be published, and when participating in public affairs, employees are cautioned to avoid embarrassing situations. Personal letters should not be written on bank letterhead. Endorsements, testimonials, publications, and participation in public affairs, particularly endorsement in some areas of public affairs, should be undertaken by staff members with caution, so they will not be interpreted as endorsements by the Company.

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Political Activities

We believe that every citizen should be free to take an active interest in political and governmental processes and candidates. Employees are encouraged to keep themselves informed on political issues at community, state and federal levels.

Legislation prohibits the Company or anyone acting on its behalf from making any contribution of monetary value that is connected in any way with an election to a political office. Personal contributions to qualified Political Action Committees are permitted. Employees are free to exercise their individual right to make political contributions within legal limits. The Company will not reimburse any employee for political contributions, and employees may not attempt to receive or facilitate any reimbursements. No contribution may be made with the expectation of favorable government treatment in return.

In all cases, employees in political activities do so as individuals and not as representatives of the Company. To avoid any interpretation of sponsorship or endorsement, neither the Company’s name nor addresses should be used in mailed materials or fund collection activity.

Campaigning for one’s self or for another candidate must be done on the employee’s own time. Any activities required of an office won by election or appointment must be engaged in without material encroachment on Company time.

5. Financial Responsibility

Employees are expected to live within their income and to manage their personal finances so as to avoid embarrassment personally or to the bank. This includes handling personal bank accounts properly and not writing checks against insufficient funds. Checks written against insufficient funds are waved on the first occurrence annually. All service charges will apply on subsequent over drafts during that year. Employees should bring their accounts in to balance as soon as possible but, not later than the next pay period unless special arrangements have been approved by management.

Excessive borrowing can be evidence of poor financial management. The services and advice of the bank are available to all staff members in need of financial guidance and assistance. Loans made to qualified employees are based on creditworthiness, length of employment, and prospects for continued employment.

B. Securities Laws

Employees may not trade in or recommend Company stock based on inside information. “Insider trading” is the purchase or sale of a publicly traded security while in possession of important non-public information about the issuer of the security. Such information includes, for example, non-public information on Company earnings, significant gains or losses of business, or the hiring, firing or resignation of a Director or Officer of the Company. Insider trading, as well as “tipping,” which is communicating such information to anyone who might use it to purchase or sell securities, are prohibited by the securities laws. When in doubt, information obtained as an employee of the Company should be presumed to be important and not public.

Officers and Directors of the Company are also prohibited from trading in Company stock during any period in which participants in the Company’s 401(k) plans could not engage in a similar type of transaction. Officers and Directors of the Company are also required to pre-clear any trades with the Chief Financial Officer to ensure that trading is permissible. Directors and Officers are to abide by the Company’s Insider Trading Policy.

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C. Antitrust Laws

The federal government and most state governments have enacted antitrust laws that prohibit the restraints of trade. Their purpose is to ensure that markets for goods and services operate competitively and efficiently, so that customers enjoy the benefit of open competition among their suppliers, and sellers benefit from competition among their purchasers. Violations of antitrust laws can lead to substantial civil liability, and are often treated as criminal acts.

Antitrust law is complex. Employees are prohibited from entering into arrangements with competitors to set or control prices, rates, trade practices or marketing policies, and must avoid any situation in which it might even appear that such an arrangement has been made. Employees must avoid conversations with competitors regarding pricing, trade practices, marketing policies, or similar information. It also is an antitrust violation to require customers to engage in certain tied or reciprocal transactions. The Company will not extend credit, lease or sell property of any kind, or furnish any service, or fix the consideration for any business activity on the conditions that the customer: 1) obtain some additional credit, property or service other than a loan or deposit service; 2) provide some additional credit, property, or service to the Company; or 3) not obtain some other credit, property, or service from a competitor of the Company.

The Company may package certain services at a reduced rate when used in combination with other services. Employees are encouraged to contact their regional president if special pricing is contemplated in transactions involving multiple products and services.

D. Relationships with Public Officials

All employees engaged in business with a governmental body or agency must know and abide by the specific rules and regulations covering relations with public agencies. Such employees must also conduct themselves in a manner that avoids any dealings which might be perceived as attempts to influence public officials in the performance of their official duties.

E. Books and Records

Employees are to comply with internal accounting controls and safeguard Company assets to ensure accuracy and completeness of its financial records and reports. Any accounting adjustments that materially depart from GAAP must be approved by the Company’s Audit Committee and reported to its external auditors. Also, all material off-balance-sheet transactions, arrangements and obligations, contingent or not, and other relationships of the Company with other persons or entities that may have material current or future effects on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of income or expense must be disclosed to the Audit Committee and external auditors.

No employee or non-employee director may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company’s financial records. Violation of these provisions shall result in disciplinary action, up to and including termination, and may subject the violator to substantial civil and criminal liability.

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If an employee becomes aware of any improper transaction or accounting practice concerning the Company, the matter should be reported to the Chief Financial Officer, Chief Internal Auditor or Audit Committee. Employees may also file a confidential anonymous complaint with the Report it hotline if they have information regarding questionable accounting or auditing matters. An Audit Committee member is directly informed by Report it of any such report. There will be no retaliation against employees who disclose questionable accounting or auditing matters. Other allegations or concerns about accounting or auditing matters received by employees are to be forwarded to the Chief Internal Auditor for tracking and reporting follow-up with the Audit Committee.

F. Employment Policies

The Company is committed to fostering a safe work environment in which all individuals are treated with respect and dignity. Each person should be permitted to work in a business-like atmosphere that promotes equal employment opportunities and prohibits discriminatory practices, and that promotes behaviors that support workplace safety. Each employee is expected to comply with the following policies.

1. Harassment

Sexual Harassment

It is our policy that all employees should be able to work in an environment free from all forms of harassment or discrimination. We hereby express our strong disapproval of sexual harassment.

Sexual Harassment is a form of misconduct that undermines the integrity of the employment relationship. It can consist of sexual favoritism, attempts to condition employment benefits on sexual concessions, or comments/conduct that creates a hostile, intimidating or offensive working environment. No employee should be subjected to unsolicited and unwelcome sexual overtures or conduct in either verbal or physical form.

Sexual harassment does not refer to casual conversation or compliments of a socially acceptable nature. It refers to behavior which is not welcome and which is personally offensive, interfering with job effectiveness, or creating uneasiness on the job.

Such conduct, whether committed by supervisory or non-supervisory personnel, is specifically prohibited. This includes:

•	Unwelcome invitations to sexual activity

•	Sexual comments, innuendoes or jokes

•	Unwelcome touches, pinches, or hugs

•	Pressure to engage in sexual activity as a condition of employment or promotion

•	Sexual assault

•	Continued or repeated verbal abuse of a sexual nature

•	Graphic or degrading verbal comments about an individual or his/her appearance

•	The display of sexually suggestive objects or pictures

•	More subtle forms of harassment, such as unwelcome pictures, posters cartoons, jokes, and caricatures of a sexual nature.

All such conduct should be avoided, since conduct appearing to be welcome or tolerated in the eyes of one employee may be offensive to another and may, at some later date form the basis for a complaint or discrimination charge.

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No one should imply or threaten that an employee’s or applicant’s cooperation of a sexual nature (or refusal thereof) will have any effect on the individual’s employment, assignment, compensation, benefits, advancement, career development, or any other condition of employment. Any such actions will bring prompt and certain disciplinary action, including possible termination. Any employee wishing to discuss incidents of harassment, intimidation or discrimination is strongly urged and encouraged to immediately contact their manager/supervisor and/or the Human Resources Department. Any complaint regarding harassment and/or discrimination should be submitted as quickly as possible.

All charges will be taken seriously and promptly investigated. The results of the investigation will be communicated to the charging party. Every reasonable effort will be made to protect confidentiality consistent with a proper and thorough investigation of the complaint.

There will be no retaliation for participating in an investigation and/or submitting a complaint regarding harassment or discrimination.

Should it be determined that there is a violation of this policy, appropriate disciplinary measures will be taken up to and including termination.

Other forms of harassment

The above harassment policy is designed to protect against sexual harassment; however the policy pertains to all other forms of harassment (such as weight, racial, religious, physical handicaps, age, food stamps, welfare, etc.). The bank will not condone employees being made uncomfortable in the workplace due to harassment in any form.

All employees are expected to treat their co-workers with respect, courtesy and tact. Repeated conduct that is personally offensive to others is unacceptable. Abusing the dignity of anyone through ethnic, sexist, or racial slurs, or other derogatory or objectionable conduct or communication is cause for disciplinary action, up to and including termination. Included in this area of offensive employee behavior are suggestive remarks, physical advances or intimidations, sexual or otherwise. If you are the object of such conduct, it should be reported to your supervisor, branch manager, or the human resource department immediately.

To summarize, if you encounter behavior that you interpret as harassment from supervisors, fellow employees, or customers, you should contact your supervisor or the next level of management or the Human Resource Director.

2. Drugs, Alcohol and Illegal Substances

Illegal drugs, alcohol, and all other illegal substances are not permitted on company premises before, during, or after hours. Employees using, soliciting, selling or being under the influence of illegal drugs, alcohol, or other illegal substances while on Company premises or while operating Company property is prohibited and will result in disciplinary action up to and including immediate termination. The only exception to this policy is the occasional serving of alcoholic beverages for Company sponsored events.

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3. Workplace Violence

All employees are expected to meet customary standards of professionalism and demonstrate courtesy to clients, co-workers and members of the public. Each employee shares the responsibility for preventing possible workplace violence.

Guns, knives and other dangerous weapons are prohibited on all Company premises including Company provided parking areas, worksites and at all functions sponsored by the Company. This restriction supersedes any and all permits obtained from any issuing authority that allows private citizens to possess, carry or conceal guns or other weapons.

An employee who participates in an altercation, or makes threats of violence or threats of any sort against a co-worker or anyone else on Company premises or worksites or during a Company sponsored function will be subject to disciplinary action up to and including immediate discharge. The types of behavior or actions referred to in this policy include but are not limited to:

1. Verbal threats made by employees, customer, or others

2. Intimidation, bullying, and abusive language

3. Hitting, pushing, shoving and other direct acts of aggression

4. Obscenities

5. Sexual harassment and other forms of harassment

6. Stalking/persistent pursuit

7. Possession of weapons on Company premises

8. Any other behavior that is disruptive and makes people uncomfortable

Employees should report threats of violence and volatile situations to their immediate supervisor or the Human Resources Department for investigation and appropriate follow up.

G. Computer, Email and Internet Use

Computers are to be used only for approved work production and training. Personal use of computer games during our business hours or on work time is not allowed. Internal network file exchanges or E-mail must be used only for business purposes and not contain inappropriate language or material. All communications and information transmitted by, received from, created or stored in its computer systems are Company records and the property of the Company.

The Company has the right, but not the duty, for any reason and without the permission of any employee, to monitor any and all of the aspects of its computer systems. This may include reviewing documents created and stored on its computer systems, deleting any matter stored in its systems, monitoring sites visited by employees on the Internet, monitoring chat and news groups, reviewing material downloaded or uploaded by users from the Internet, and reviewing Email sent and received by users, including items that may have been deleted.

Employees are to be courteous to other system users and always to conduct themselves in a professional manner. Policies against discrimination and harassment apply fully to use of the computer systems. The Company’s computer systems may not be used to send or receive files or messages that are illegal, sexually explicit, abusive, offensive or profane. The Company’s computer systems may not be used to solicit for religious or political causes, commercial enterprises, outside organizations (other than Company-approved non-profits), or other activities not related to an employee’s services with the Company.

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Employees using computer software should understand the legal restrictions on the use and copying of computer software. The restrictions imposed by the software license generally are enforceable under both state and federal laws. Individuals knowingly violating these restrictions may also be guilty of criminal offense. It is our practice to comply with all applicable restrictions on the use and reproduction of computer software.

Unauthorized use and/or copying of software is strictly prohibited. Such behavior may subject an employee to disciplinary action up to and including immediate termination of employment.

It is also very important for employees to understand that copying software from outside sources has the potential of introducing computer viruses into Company systems. Such viruses can cause a tremendous amount of damage. Employees should contact the Data Center for questions regarding the propriety of copying or using software.

H. Document Retention

Employees should retain and dispose of documents in accordance with the Company’s Record Retention policy. Employees who are unsure about the need to keep particular documents should consult with their supervisor. However, whenever it becomes apparent that documents of any type will be required in connection with a lawsuit or government investigation, all possibly relevant documents should be preserved, and ordinary disposal or alteration of documents pertaining to the subjects of the litigation or investigation should be immediately suspended. Employees who are uncertain whether documents under their control should be preserved because they might relate to a lawsuit or investigation should contact the Chief Internal Auditor.

III. COMPLIANCE WITH THE CODE OF ETHICS

All employees have a responsibility to understand and follow the Code of Ethics. Also, all employees are expected to perform their work with honesty and integrity in any areas not specifically addressed by the Code of Ethics. A violation of this Code of Ethics may result in appropriate disciplinary action including the possible employment termination without warning.

The Company encourages dialogue among employees and their supervisors to make everyone aware of situations that give rise to ethical questions and to articulate acceptable ways of handling those situations. Also, each employee and director must annually certify that he or she has read this Code of Ethics and is in compliance with its provisions.

The Code of Ethics reflects general principles to guide employees in making ethical decisions and cannot and is not intended to address every specific situation. As such, nothing in this Code of Ethics prohibits or restricts the Company from taking any disciplinary action on any matters pertaining to employee conduct, whether or not they are expressly discussed in this document. The Code of Ethics is not intended to create any expressed or implied contract with any employee or third party. Nothing in this document creates any employment contract between the Company and any of its employees. The Board of Directors of the Company has the exclusive responsibility for the final interpretation of the Code of Ethics, and to revise or amend it.

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IV. REPORTING SUSPECTED NON-COMPLIANCE

Employees who have information about suspected Code of Ethics violations are to bring this to the attention of their immediate supervisor. If the immediate supervisor is unable to resolve the matter or is the subject of the violation, the next level supervisor is to be contacted. Should the next level supervisor not be able to determine or resolve the matter, the Human Resources Director or Chief Internal Auditor may be contacted. Employees may also anonymously report suspected or known Code of Ethics violations through the Report it hotline. Actual or suspected violations of the Code of Ethics by directors or Senior Financial Officers should be reported directly to the Chairman of the Audit Committee, or may also be anonymously reported through the Report it hotline. Employees are required to come forward with any such information, without regard to the identity or position of the suspected offender. The Company will treat the information in a confidential manner, consistent with appropriate evaluation and investigation, and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a report. Because failure to report criminal activity can itself be understood to condone the crime, reporting is important. Failure to report knowledge of wrongdoing may result in disciplinary action against those who fail to report.

Although an initial report may be made orally, employees are requested to provide a written statement, which provides specific details of the violation or suspicious behavior. Depending on the nature of the violation or suspicious behavior, investigations may be completed by management, human resources, security, or internal audit personnel. Employees are expected to cooperate in any investigations. To the extent practical and appropriate under the circumstances, the investigator(s) will not disclose the identity of a reporter. Employees should be aware that the investigator(s) are obligated to act in the best interest of the Company, and do not represent individual employees. Retaliation in any form against the person who reports or is involved in the investigation of a reported or suspected violation is prohibited, even if the reported or suspected conduct is found to be erroneous. Acts of retaliation should be immediately reported, and will be appropriately disciplined.

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Acknowledgement

By signing below, I acknowledge that I have read, understand and agree to comply with this Code of Ethics & Business Conduct, and that I am in compliance with it to date.

Signature	Date
Printed Name